POWER OF ATTORNEY

         The undersigned Trustee of Hillview Investment Trust II (the "Trust") hereby appoints David M. Spungen, Joseph A. Bracken and Arthur J. Brown, Esq. as attorneys-in-fact and agents, in all capacities, to execute and to file any and all amendments to the Trust's Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, covering the registration of the Trust as an investment company and the sale of shares of the series of the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. The undersigned grants to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         The undersigned Trustee does hereby execute this Power of Attorney as of this 12th day of December, 2002.

Name                                              Title

/s/ Robert M. Bowen                               Trustee
Robert M. Bowen